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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to the 1996 Stock Plan, the 2001 Director Option Plan, the New Era of Networks, Inc. Amended and Restated 1995 Stock Option Plan, the New Era of Networks, Inc. Amended and Restated 1997 Director Option Plan, the New Era of Networks, Inc. 1998 Nonstatutory Stock Option Plan, the Century Analysis Inc. 1996 Equity Incentive Plan, the Convoy Corporation 1997 Stock Option Plan, and the Microscript, Inc. 1997 Stock Option Plan of Sybase, Inc., of our report dated January 18, 2001, except for Note Fourteen as to which the date is February 20, 2001, with respect to the consolidated financial statements of Sybase, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG LLP

Walnut Creek, California
June 15, 2001